UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

August 23, 2010
Date of Report (Date of earliest event reported)

COMMUNITY PARTNERS BANCORP
(Exact name of registrant as specified in its charter)

New Jersey	000-51889	20-3700861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Highway 35 South, Middletown, New Jersey		07748
(Address of principal executive offices)		(Zip Code)

(732) 706-9009 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

  (d)  On August 23, 2010, Community Partners Bancorp (the “Company”) announced that its Board of Directors elected James M. Bollerman to serve as a director of the Company and as a director of the Company’s wholly-owned subsidiary, Two River Community Bank (the “Bank”) on August 18, 2010.  The Board of Directors has not appointed Mr. Bollerman to any committees and is in the process of evaluating, which committees of the Board of Directors he should serve.  Mr. Bollerman will be compensated for his service as a director on the same basis as other non-employee directors of the Company, including board fees and chairperson fees, and the eligibility to receive stock-based awards and other compensation paid to the Company’s directors.  There have been no transactions within the last fiscal year, or any currently proposed transactions, in which the Company or the Bank was or is to be a participant and in which Mr. Bollerman has or had a direct or indirect material interest which would be required to be reported under Item 404(a) of Regulation S-K.  A copy of the press release announcing Mr. Bollerman’s election is provided as Exhibit 99.1 hereto.

Item 8.01     Other Events.

  On August 23, 2010, the Company issued a press release announcing that its Board of Directors has approved a 5% stock dividend payable October 22, 2010 to the Company’s shareholders of record as of September 24, 2010.  A copy of this press release is provided as Exhibit 99.2 hereto.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Community Partners Bancorp, announcing election of James M. Bollerman, dated August 23, 2010

99.2	Press Release of Community Partners Bancorp, announcing declaration of stock dividend, dated August 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY PARTNERS BANCORP

Dated:	August 23, 2010	By:	/s/ A. Richard Abrahamian
A. Richard Abrahamian
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Community Partners Bancorp, announcing election of James M. Bollerman, dated August 23, 2010

99.2	Press Release of Community Partners Bancorp, announcing declaration of stock dividend, dated August 23, 2010